Exhibit 99.1
Nortek Announces Plans to Refinance 10% Notes due 2018 with Incremental $265 Million Senior Secured Term Loan
Providence, RI, April 2, 2015 - Nortek, Inc. (Nasdaq: NTK), a global diversified industrial company with leading brands and innovative air management and technology-driven solutions for residential and commercial applications, today announced its plans to refinance all of its outstanding 10% Senior Unsecured Notes due 2018 with an incremental $265 million senior secured term loan.
“Refinancing our 10% Notes will enable us to extend our maturity profile and significantly reduce our interest expense resulting in improved cash flow as we continue to execute on our operational improvement and growth initiatives,” said Senior Vice President and Chief Financial Officer Almon C. Hall.
The incremental term loan is through an amendment to Nortek’s Amended and Restated Credit Agreement dated as of April 30, 2014, under substantially the same terms as the existing $350 million senior secured term loan facility, as described in the Company’s prior report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2014.
The Company provided a notice of redemption today for all of its outstanding 2018 Senior Unsecured Notes. These notes will be redeemed on May 4, 2015 at a redemption price of 105% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date.
For additional information regarding the amendment, please see the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 2, 2015. This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.
About Nortek
Nortek is a global, diversified industrial company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The Company’s broad array of offerings includes ventilation products such as range hoods and bathroom fans, security and audio/video solutions, heating and cooling products, air management systems, and ergonomic and productivity solutions.
As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the future impact of Nortek refinancing its Senior Unsecured Notes due 2018. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "should," “will,” or "would" and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and operating results to differ include: global economic conditions; the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets; the availability and cost of certain raw materials and purchased components (including, among others, steel, copper, aluminum, electronics, motors, plastics, compressors, various chemicals and paints, and packaging); compliance with conflict minerals regulations; weather fluctuations; acquisition and integration risks; the success of our operational improvement initiatives; potential restructurings and business shutdowns; competition; foreign economic and political conditions; increased costs associated with regulatory compliance, including environmental, health and safety laws and the U.S. Foreign Corrupt Practices Act; foreign currency fluctuations; international business practices; maintaining good relationships with customers and suppliers; labor disruptions; product innovations and improvements; product and warranty liability claims; product recalls or reworks; employment levels; intellectual property rights; security breaches; maintaining pension plans; changes in tax law; and our ability to service our indebtedness. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under 1A in our annual report on Form 10-K, as updated on subsequent quarterly reports on Form 10-Q.